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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statement (File No. 333-32623) filed with the Securities and Exchange Commission on August 1, 1997, Form S-8 Registration Statement (File No. 333-56187) filed with the Securities and Exchange Commission on June 5, 1998, and Form S-8 Registration Statement (File No.333-55702) filed with the Securities and Exchange Commission on February 15, 2001.



                                                       /s/  ARTHUR ANDERSEN LLP



Philadelphia, Pennsylvania
    March 30, 2001